Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated July 20, 2006, on our audit of the financial statements of Medina International Holdings, Inc. as of April 30, 2006 and 2005, which report is included in the Annual Report on Form 10-KSB for the year ended April 30, 2006.


Date:  September 11, 2006


/s/Jaspers + Hall, PC
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Jaspers + Hall, PC